EXHIBIT  99.1

 Workflow Management, Inc. Completes Acquisition of Penn-Grover Envelope Corp. -
     Expands Leadership in Envelope Printing in New York Metropolitan Region



PALM BEACH, Fla., October 5 /PRNewswire/ -- Workflow Management, Inc. (Nasdaq:
WORK) today announced that it has acquired Penn-Grover Envelope Corp. for approximately $11.1 million. Located in Long Island City, New York, Penn-Grover prints envelopes and other direct mail components. The acquisition is projected to contribute annualized revenues to Workflow Management of approximately $14.6 million, annualized EBITDA of approximately $1.9 million and annualized earnings per share of approximately $0.03.

Tom D'Agostino, Workflow's President and Chief Executive Officer, commented, "Today's announcement reflects our commitment to expanding and strengthening our integrated package of graphic arts products and services through accretive transactions. Over the past two decades, Penn-Grover has developed an excellent reputation in the New York City market through its quality product lines and prestigious client base composed primarily of major financial institutions. We look forward to working with our new partners in strengthening our leadership position in this key market as we integrate Penn-Grover Envelope into Workflow's consolidated printing operations. With a strong financial position and solid organic growth, we remain focused on pursuing accretive acquisitions in the highly fragmented graphic arts industry."

"As part of Workflow Management, we are confident that we can continue to provide quality service to our valued customers and achieve significant synergies with Workflow's envelope printing group in the New York area," explained Stuart Grover, President of Penn-Grover Envelope Corp. "By becoming a wholly-owned subsidiary of Workflow, we have been granted the unique opportunity to expand our operations while preserving our status as a dedicated provider of high quality printing."

Workflow Management, Inc. is a leading graphic arts company providing documents, envelopes and commercial printing to over 22,000 business in North America. Workflow also offers various electronic print and facilities management services, which allow customers to realize cost savings by outsourcing non-core operations. The company has manufacturing and distribution centers located throughout the United States and Canada, with more than 2,100 employees. The company's shares are traded on the Nasdaq Stock Market under the symbol: WORK.

This press release contains "forward-looking statements," within the meaning of federal securities laws, that involve risks and uncertainties. All statements

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herein, other than those consisting solely of historical facts, that address activities, events or developments that the company expects or anticipates will or may occur in the future, including such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, may be forward-looking statements. Statements herein are based on certain assumptions and analyses by the company in light of its experience and its perception of historical trends, current conditions and potential future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results, events and developments will conform with the company's expectations is subject to a number of risks and uncertainties and important factors could cause actual results, events and developments to differ materially from those referenced in, contemplated by or underlying any forward-looking statements herein, including, among others, the company's ability to integrate acquired businesses into its existing operations, the continued development and viability of the company's operations, the company's ability to manage its growth, the impact of industry and economic conditions, competition and other factors, many of which are beyond the control of the company. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language set forth in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

/CONTACT: Steve R. Gibson Vice President and Chief Financial Officer of Workflow Management, Inc., 561-659-6551, ext. 312; or Chris Plunkett or Mike Smargiassi of Brainerd Communicators, Inc., 212-986-6667 for
Workflow Management/